Exhibit 21.1

The subsidiaries of American Shared Hospital Services are:

MedLeader.com, Inc.
A California corporation

OR21, Inc.
A California corporation

OR21, LLC
A Washington limited liability company

Long Beach Equipment, LLC
A Delaware limited liability company

American Shared Radiosurgery Services
A California corporation

PBRT Orlando LLC
A Delaware limited liability company

Subsidiaries of American Shared Radiosurgery Services

GK Financing, LLC
A California limited liability company

Subsidiaries of GK Financing, LLC

Albuquerque GK Equipment, LLC
A Delaware limited liability company

Jacksonville GK Equipment, LLC
A Delaware limited liability company

Instituto de Gamma Knife del Pacifico S.A.C.
A Peruvian company

HoldCo GKC S.A.
A Ecuadorian company

Subsidiaries of HoldCo GKC S. A.

Gamma Knife Center Ecuador S.A.
A Ecuadorian company